                                                                    EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

       As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of this Registration Statement.



Denver, Colorado

June 20, 1997                             /s/ Arthur Andersen LLP


                                        ARTHUR ANDERSEN LLP